Exhibit 16

May 4, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 4, 2017, of Tucson Electric Power Company and are in agreement with the statements concerning our Firm in such Form 8-K contained within paragraphs 3, 4 and 5. We have no basis to agree or disagree with other statements of the registrant contained within the above referenced filing.

Yours very truly,

/s/ Ernst & Young LLP
Ernst & Young LLP
Calgary, Alberta